                                                                   Exhibit 4.2.1

                                FIRST AMENDMENT dated as of June 21, 2000 (this "Amendment"), to the Credit Agreement dated as of April 3, 2000 (the "Credit Agreement"), among Cellco Partnership, d/b/a Verizon Wireless, a Delaware general partnership ("Verizon"), Bell Atlantic Mobile of Rochester, L.P., New York SMSA Limited Partnership, Syracuse SMSA Limited Partnership, the Initial Obligors named therein, the financial institutions from time to time party thereto (the "Lenders"), Citibank, N.A., as co-administrative agent, and The Chase Manhattan Bank, a New York banking corporation, as co-administrative agent, funding agent and paying agent.


                A. The parties hereto have entered into the Credit Agreement, pursuant to which the Lenders have agreed to extend credit to the Borrowers (as defined in the Credit Agreement) on the terms and subject to the conditions set forth therein.

                B. The Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement, and the Lenders are willing, on the terms and subject to the conditions set forth below, to amend the Credit Agreement as provided herein.

                C. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                SECTION 1.  Amendment of Credit Agreement. The Credit Agreement
                            -----------------------------
is hereby amended as follows:

                (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Term Maturity Date" and replacing it with following:

                "Term Maturity Date" means the date that is two years after the last day of the Term Availability Period or, if the Conversion Date shall have occurred prior to the last day of the Term Availability Period, the date that is two years after the Conversion Date.

                (b) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in their alphabetical positions:

                "Conversion Date" means such date during the Term Availability
                 ---------------
Period as the Term Borrowers may elect in a notice to the Administrative Agent for the purpose of fixing the Term Maturity Date in accordance with the definition thereof.

                "Secondary Liable" means, with respect to the Special
                 ----------------
Distribution Loan, that PCS Nucleus shall be liable to the Administrative Agent and the Lenders for the collection of principal and interest on the Special Distribution Loan, as outstanding from time to time; provided that (a) PCS
                                                     --------
Nucleus shall have no obligation of payment in respect of the Special Distribution Loan and no demand shall be made on PCS Nucleus for payment of the Special Distribution Loan, unless (i) Cellco's payment obligations in respect of the Special Distribution Loan shall have become due and payable, whether by acceleration or at the stated maturity thereof or otherwise, (ii) the Administrative Agent and the Lenders have exercised all of their rights with respect to any collateral securing the Special Distribution Loan, if any, (iii) to the extent any assets of Cellco do not secure the Special Distribution Loan and the Administrative Agent and the Lenders have reduced their claim to a final judgement, such judgement has been executed against such remaining assets and such execution has been returned unsatisfied in whole or in part, and (iv) the Lenders have made a written demand upon PCS Nucleus, which demand shall annex a proof of claim including a certified copy of the unsatisfied judgement and evidence reasonably satisfactory to PCS Nucleus that the execution thereof has been returned unsatisfied in whole or in part and
(b) each Lender agrees that (i) the Administrative Agent and the Lenders shall have no recourse in respect of the Special Distribution Loan against PCS Nucleus except as described in the preceding clause (a), (ii) the Administrative Agent and the Lenders shall have no recourse in respect of the Special Distribution Loan against the general partner of PCS Nucleus nor any other partner or Affiliate of PCS Nucleus (other than the Borrowers, for whom the liability under this Agreement shall not be reduced by this proviso), and (iii) if (x) PCS Nucleus shall become a debtor in possession under applicable bankruptcy law, (y) PCS Nucleus, as debtor in possession in such proceeding, or its trustee appointed therein, shall recover from any partner in PCS Nucleus all or any portion of the proceeds of the Special Distribution Loan further distributed by PCS Nucleus to any partner or Affiliate of PCS Nucleus, and (z) any Lender shall at any time receive, or have received, any payment from PCS Nucleus or its estate in respect of a claim hereunder for payment of the Special Distribution Loan, then, promptly following the later to occur of the events specified in the foregoing sub-clauses (y) and (z), such Lender shall remit to the applicable partner of PCS Nucleus, without offset or other diminution, an amount equal to the amount of the payment so received by such Lender from PCS Nucleus or its estate, as the case may be.

        "Special Distribution" means the directed special distribution in the
         --------------------
amount of $500,000,000 that Cellco intends to pay solely to PCS Nucleus following the Stage I Contribution Date.

        "Special Distribution Loan" means a Revolving Loan, borrowed and so
         -------------------------
designated by Cellco, to fully fund the Special Distribution.

        (c) Section 2.01(a) of the Credit Agreements is hereby amended by adding before the period at the end of the last sentence thereof ":provided, that the
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Term Borrowers may borrow, prepay and reborrow Term Loans during the Term Availability Period prior to the Conversion Date".

        (d) Section 2.01(b) of the Credit Agreement is hereby amended by deleting the words "hereunder (and such obligations shall automatically be assumed by Cellco)" in clause (iii) thereof and replacing such words with the following:

in respect of the Loans made available prior to the Stage I Contribution Date (and such obligations shall automatically be assumed by Cellco), provided,
                                                                 --------
however that PCS Nucleus shall become and remain Secondarily Liable for the
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Special Distribution Loan

        (e) Section 2.02(c) of the Credit Agreement is hereby amended by deleting "ten" where it appears in the final proviso therein and inserting in its place the word "twenty".

        (f) Section 2.08(a) of the Credit Agreement is hereby amended by deleting therein the words ", and shall be permanently reduced on the date each Term Loan is made by the aggregate amount of Term Loans made on such date".

        (g) Section 5.08 of the Credit Agreement is hereby amended by inserting the words "(including the Special Distribution)" after the words "effectuate cash distributions" in clause (b) of the second sentence therein.

          (h) Section 10.14 of the Credit Agreement is hereby amended by inserting, before the period at the end of the first sentence thereof, the following:

     except in respect to the Special Distribution Loan, for which PCS Nucleus shall be Secondarily Liable to the Administrative Agent and the Lenders

          SECTION 2. Representations and Warranties. Each of the undersigned
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Borrowers, individually and solely on behalf of itself, represents and warrants to each Lender that, on and as of the date hereof:

          (a) The representations and warranties of such Borrower set forth in
     Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) No Event of Default or Default attributable to such Borrower has occurred and is continuing.

          SECTION 3. Effectiveness. This Amendment shall become effective upon
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the execution of counterparts of the signature pages hereto by the Borrowers, the Administrative Agent, each Term Lender and Lenders constituting the Required Lenders; provided, that this Amendment shall not become effective unless the Administrative Agent shall have received all such signature pages on or prior to the earlier of (i) the date of the initial borrowing of Term Loans or (ii) the last day of the Term Availability Period. The Administrative Agent shall notify the Lenders of the effectiveness of this Amendment, and such notice shall, in the absence of manifest error, conclusively evidence the effectiveness of this Amendment.

          SECTION 4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
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ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          SECTION 5. Expenses. The Borrowers shall pay all reasonable
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out-of-pocket fees and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore, counsel to the Administrative Agent.

          SECTION 6. Counterparts. This Amendment may be executed in any number
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of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 7. Headings. Section headings used herein are for convenience
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of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

          SECTION 8. Effect of Amendment. Except as specifically stated herein,
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the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the term "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                          CELLCO PARTNERSHIP, d/b/a
                          VERIZON WIRELESS,

                                    by /s/ Edward Langston
                                       ----------------------------------
                                       Name: EDWARD LANGSTON
                                       Title: VICE PRESIDENT & CHIEF
                                              FINANCIAL OFFICER


                          BELL ATLANTIC MOBILE OF ROCHESTER, L.P.,

                              by Cellco Partnership, d/b/a Verizon Wireless,
                                 its General Partner,

                                    by /s/ Edward Langston
                                       ----------------------------------
                                       Name: EDWARD LANGSTON
                                       Title: VICE PRESIDENT & CHIEF
                                              FINANCIAL OFFICER

                          NEW YORK SMSA LIMITED PARTNERSHIP,

                              by Cellco Partnership, d/b/a Verizon Wireless,
                                 its General Partner,

                                    by /s/ Edward Langston
                                       ----------------------------------
                                       Name: EDWARD LANGSTON
                                       Title: VICE PRESIDENT & CHIEF
                                              FINANCIAL OFFICER

                            SYRACUSE SMSA LIMITED PARTNERSHIP,

                               by Upstate Cellular Network d/b/a
                                  Verizon Wireless, its General Partner

                                  by /s/ David H. Bensen
                                    -----------------------------------
                                    Name:  David H. Bensen
                                    Title: Vice President, Chief
                                           Financial Officer & Treasurer

                            THE CHASE MANHATTAN BANK, individually and as Co-Administrative Agent, Funding Agent and Paying Agent,

                               by /s/ Constance M. Coleman
                                 ---------------------------
                                 Name:
                                 Title:

                            CITIBANK, N.A., individually and as
                            Co-Administrative Agent,

                               by /s/ Maureen Maroney
                                 ---------------------------
                                 Name:
                                 Title:

                            BANK OF AMERICA, N.A.,

                               by /s/ A. Cacheria
                                 ---------------------------
                                 Name: Anthony M. Cacheria
                                 Title: Managing Director

                            FIRST UNION NATIONAL BANK,

                               by /s/ Harry E. Ellis
                                 ---------------------------
                                 Name:
                                 Title:

                            NATIONAL AUSTRALIA BANK LIMITED, A.C.N.
                            004044937,

                               by /s/ Justin F. McCarty, III
                                 ---------------------------
                                 Name: Justin F. McCarty, III
                                 Title: Vice President